Filed pursuant to 424(b)(3)

Registration Statement No. 333-281551

PROSPECTUS SUPPLEMENT NO. 1

(To Prospectus dated August 28, 2024)

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY

Issuance of up to 628,232 Ordinary Shares

This prospectus supplement (this “Prospectus Supplement”) is being filed to update and supplement our prospectus contained in our Registration Statement on Form F-1, dated August 28, 2024 (the “Prospectus”), relating to the resale, from time to time of up to 628,232 ordinary shares of the Company, $0.165 par value per share (“Ordinary Shares”), by the selling stockholder named elsewhere in the prospectus (“Selling Stockholder”). The Ordinary Shares included in this prospectus consist of (i) up to 419,708 Ordinary Shares that the Selling Stockholder may receive pursuant to the conversion of principal under a convertible promissory note in the principal amount of $1,150,000 held by such Selling Stockholder, and (ii) 208,524 Ordinary Shares underlying warrants held by the Selling Stockholder with an exercise price of $6.23 per share.

Specifically, this Prospectus Supplement is being filed to update and supplement the information included in the Prospectus with certain information set forth below and contained in our Report on Form 6-K, which was submitted to the U.S. Securities and Exchange Commission (the “SEC”) on September 10, 2024 (the “Form 6-K”). Accordingly, we have attached the Form 6-K to this Prospectus Supplement. Any statement contained in the Prospectus shall be deemed to be modified or superseded to the extent that information in this Prospectus Supplement modifies or supersedes such statement.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

This Prospectus Supplement is not complete without, and may not be utilized except in connection with, the Prospectus, including any supplements and amendments thereto.

We may further amend or supplement the Prospectus and this Prospectus Supplement from time to time by filing amendments or supplements as required. You should read the entire Prospectus, this Prospectus Supplement and any amendments or supplements carefully before you make your investment decision.

Our Ordinary Shares are listed on The Nasdaq Capital Market under the symbol “SMX” and our public warrants are listed on The Nasdaq Capital Market under the symbol “SMXWW”. On September 10, 2024, the closing price of our Ordinary Shares was $3.29.

Investing in our Ordinary Shares involves significant risks. You should read the section entitled “Risk Factors” beginning on page 18 of the Prospectus for a discussion of certain risk factors that you should consider before investing in our Ordinary Shares.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is September 11, 2024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16 UNDER THE

SECURITIES EXCHANGE ACT OF 1934

For the month of September 2024

Commission File Number: 001-41639

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY

(Exact Name of Registrant as Specified in Charter)

Mespil Business Centre, Mespil House

Sussex Road, Dublin 4, Ireland

Tel: +353-1-920-1000

(Address of Principal Executive Offices) (Zip Code)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F. Form 20-F ☒ Form 40-F ☐

Promissory Note Financing

SMX (Security Matters) Public Limited Company (the “Company”) consummated the transactions pursuant to a Securities Purchase Agreement (the “Purchase Agreement”) dated as of August 30, 2024 and issued and sold to an institutional investor (the “Investor”) a promissory note (the “Note”), for gross proceeds to the Company of US$194,500, before deducting fees and other offering expenses payable by the Company.

The Company intends to use the net proceeds from the sale of the Note for general working capital purposes.

The Note is in the principal amount of $223,675 (the “Principal Amount”), which includes an original issue discount of US$29,175. A one-time interest charge of 10%, or 22,367.00 was applied to the principal. The maturity date of the Note is June 30, 2025.

The accrued, unpaid interest and outstanding principal, subject to adjustment, shall be paid in five payments as follows: (1) on February 28, 2025, US$123,021.00; (2) on March 30, 2025, US$30,755.25; (3) on April 30, 2025, US$30,755.25; (4) on May 30, 2025, $30,755.25 and (5) on June 30, 2025, US$30,755.25.

Through February 26, 2025, the Company may prepay the Note in full at a 2% discount.

The Note contains customary Events of Default for transactions similar to the transactions contemplated by the Purchase Agreement and the Note. In the event of an Event of Default, (i) the Note shall become immediately due and payable, (ii) the principal and interest balance of the Note shall be increased by 150% and (ii) the Note may be converted into ordinary shares of the Company (“Ordinary Shares”) at the sole discretion of the Investor. The conversion price shall equal the lowest closing bid price of the Ordinary Shares during the prior ten trading day period multiplied by 75% (representing a 25% discount). Any such conversion is subject to customary conversion limitations set forth in the Note so the Investor beneficially owns less than 4.99% of the Company’s Ordinary Shares. The Investor shall be entitled to deduct US$1,500 from the conversion amount in each Notice of Conversion to cover Holder’s deposit fees associated with each Notice of Conversion.

The Purchase Agreement contains customary representations and warranties made by each of the Company and the Investor.

The Company is subject to customary indemnification terms in favor of the Investor and its affiliates and certain other parties.

The Note was issued in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and, along with the Ordinary Shares of the Company underlying such security, have not been registered under the Securities Act or applicable state securities laws. Accordingly, the Note and such underlying Ordinary Shares may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. This Report on Form 6-K shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

The Company paid to ClearThink Securities, a division of Enclave Capital LLC, as placement agent, approximately US$9,000 in cash fees in relation to the transactions contemplated by the Purchase Agreement.

The foregoing is a brief description of the Purchase Agreement and the Note, and is qualified in its entirety by reference to the full text of such documents, which are incorporated herein as Exhibits 10.1 and 10.2, respectively.

PMB Partners

On July 10, 2024 (the “Effective Date”), the Company entered into a Letter of Intent (the “LOI”) with PMB Partners, LP (PMB”), as part of the Company’s ongoing efforts to satisfy its existing liabilities while conserving cash, which was disclosed on a Report on Form 6-K on July 22, 2024. Although the LOI was binding, the LOI provided that the Company and PMB negotiate in good faith the drafting and execution of a US$800,000 Convertible Note (the “Convertible Note”), a $500,000 non-convertible promissory note (the “Senior Promissory Note”) and other ancillary documents, contracts, or agreements to give effect to the terms of the LOI not otherwise satisfied at or as of the Effective Date (the “Definitive Agreements”). The Definitive Agreements, consisting of a Subscription Agreement, a Notes Exchange Agreement, a Share Exchange Agreement, the Convertible Note and the Senior Promissory Note, with terms consistent with the LOI as previously disclosed, were all dated as of September 4, 2024 and executed and delivered on or about September 9, 2024.

The foregoing is a brief description of the Definitive Agreements, and is qualified in its entirety by reference to the full text of the Definitive Agreements, which are incorporated herein as Exhibits 10.3, 10.4, 10.5, 10.6 and 10.7, respectively.

Incentive Plan Amendment

On August 29, 2024, the Company amended its 2022 Incentive Equity Plan (the “Incentive Plan”), to increase the number of authorized Ordinary Shares under the Incentive Plan to 1,524,752 from 29,871 (the “Amendment”). As a Foreign Private Issuer, Nasdaq Rule 5615(a)(3) allows the Company to rely on home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d) and, accordingly, the Company so elected to approve the Amendment without stockholder approval. Thereafter, the Company granted an aggregate of 411,263 fully vested restricted stock units and 682,594 fully vested stock options to its executive officers and directors, and to certain consultants and advisors to the Company.

R&I Trading of New York Agreement

On January 12, 2024, the Company announced that it entered into a $5 million contract with R&I Trading of New York (“R&I Trading”). The intention of the agreement with R&I Trading was to provide a service on supply chain management to a NATO member state. Subsequent to June 30, 2024, R&I Trading sent a termination notice to the Company and a demand for arbitration with respect to disputed payment amounts under the contract. The Company believes the termination of the contract is unlawful and has demanded that R&I Trading honor its obligations under the contract. The Company further believes R&I Trading’s claims are without merit and intends to defend any action, if and when commenced, vigorously. The dispute is in the early stages; however, management of the Company does not believe at this time that any outcome will have a material adverse effect on its financial condition or results of operations.

Exhibit Number	Description
10.1	Securities Purchase Agreement
10.2	Promissory Note
10.3	Subscription Agreement with PMB Partners, LP
10.4	Notes Exchange Agreement with PMB Partners, LP
10.5	Share Exchange Agreement with PMB Partners, LP
10.6	Convertible Note with PMB Partners, LP with PMB Partners, LP
10.7	Senior Promissory Note with PMB Partners, LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 10, 2024

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY

By:	/s/ Haggai Alon
Name:	Haggai Alon
Title:	Chief Executive Officer

Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of August 30, 2024, by and between SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY, a company incorporated pursuant to the laws of Ireland, with its address at Mespil Business Centre, Mespil House, Sussex Road, Dublin 4, Ireland, D04 T4A6 (the “Company”), and 1800 DIAGONAL LENDING LLC, a Virginia limited liability company, with its address at 1800 Diagonal Road, Suite 623, Alexandria VA 22314 (the “Lender”).

WHEREAS:

A. The Company and the Lender are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”); and

B. Lender desires to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement, a promissory note of the Company, in the form attached hereto as Exhibit A, in the aggregate principal amount of $223,675.00 (including $29,175.00 of Original Issue Discount) (the “Note”) with additional tranches of financing in the aggregate amount of $875,000.00 during the next twelve (12) months subject to further agreement by and between the Company and the Lender.

NOW THEREFORE, the Company and the Lender severally (and not jointly) hereby agree as follows:

1. Purchase and Sale of the Securities.

a. Purchase of the Securities. On the Closing Date (as defined below), the Company shall issue and sell to the Lender and the Lender agrees to purchase from the Company the Securities as is set forth immediately below the Lender’s name on the signature pages hereto.

b. Form of Payment. On the Closing Date (as defined below), (i) the Lender shall pay the purchase price for the Securities be issued and sold to it at the Closing (as defined below) (the “Purchase Price”) by wire transfer of immediately available funds to the Company, in accordance with the Company’s written wiring instructions, against delivery of the Securities, and (ii) the Company shall deliver such duly executed Note on behalf of the Company against delivery of such Purchase Price.

c. Closing Date. Subject to the satisfaction (or written waiver) of the conditions thereto set forth in Section 6 and Section 7 below, the date and time of the issuance and sale of the Securities pursuant to this Agreement (the “Closing Date”) shall be 12:00 noon, Eastern Standard Time on or about August 30, 2024, or such other mutually agreed upon time. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date at such location as may be agreed to by the parties.

2. Lender’s Representations and Warranties. The Lender represents and warrants to the Company that:

a. Investment Purpose. As of the date hereof, the Lender is purchasing the Note and the ordinary shares issuable upon conversion of or otherwise pursuant to the Note (such ordinary shares being collectively referred to herein as the “Conversion Shares” and, collectively with the Note, the “Securities”) for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act.

b. Accredited Investor Status. The Lender is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (an “Accredited Investor”).

c. Reliance on Exemptions. The Lender understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Lender’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Lender set forth herein in order to determine the availability of such exemptions and the eligibility of the Lender to acquire the Securities.

d. Information. The Company has not disclosed to the Lender any material nonpublic information and will not disclose such information unless such information is disclosed to the public prior to or promptly following such disclosure to the Lender.

e. Legends. The Lender understands that the Securities have not been registered under the 1933 Act; and may bear a restrictive legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (2) THE ISSUER OF SUCH SECURITIES RECEIVES AN OPINION OF COUNSEL TO THE BUYER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY ACCEPTABLE TO THE ISSUER’S TRANSFER AGENT, THAT SUCH SECURITIES MAY BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.”

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The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the Lender of any Security upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such Security is registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to an exemption from registration without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such Lender provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the 1933 Act, which opinion shall be accepted by the Company so that the sale or transfer is effected. The Lender agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any. In the event that the Company does not reasonably accept the opinion of counsel that properly conforms to applicable securities laws provided by the Lender with respect to the transfer of any Securities pursuant to an exemption from registration, such as Rule 144, at the Deadline, it will be considered an Event of Default pursuant to Section 3.2 of the Note.

f. Authorization; Enforcement. This Agreement has been duly and validly authorized. This Agreement has been duly executed and delivered on behalf of the Lender, and this Agreement constitutes a valid and binding agreement of the Lender enforceable in accordance with its terms.

3. Representations and Warranties of the Company. The Company represents and warrants to the Lender that:

a. Organization and Qualification. The Company and each of its Subsidiaries (as defined below), if any, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. “Subsidiaries” means any corporation or other organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest.

b. Authorization; Enforcement. (i) The Company has all requisite corporate power and authority to enter into and perform this Agreement, the Note and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Note by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Note has been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its shareholders is required, (iii) this Agreement has been duly executed and delivered by the Company by its authorized representative, and such authorized representative is the true and official representative with authority to sign this Agreement and the other documents executed in connection herewith and bind the Company accordingly, and (iv) this Agreement constitutes, and upon execution and delivery by the Company of the Note, each of such instruments will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

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c. Capitalization. As of the date hereof, the authorized ordinary shares of the Company consists of 484,848,484 authorized ordinary shares, $0.165 par value per share, of which 832,188 shares are issued and outstanding. All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and non-assessable. .

d. Issuance of Shares. The Securities are duly authorized and reserved for issuance in accordance with its respective terms, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Company and will not impose personal liability upon the Lender thereof.

e. No Conflicts. The execution, delivery and performance of this Agreement, the Note by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) conflict with or result in a violation of any provision of the Certificate of Incorporation or By-laws, or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). The businesses of the Company and its Subsidiaries, if any, are not being conducted, and shall not be conducted so long as the Lender owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity. “Material Adverse Effect” means any material adverse effect on the business, operations, assets, financial condition of the Company or its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith.

f. SEC Documents; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”) for the two years preceding the date hereof. Upon written request the Company will deliver to the Lender true and complete copies of the SEC Documents, except for such exhibits and incorporated documents. As of their respective dates or if amended, as of the dates of the amendments, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior the date hereof). As of their respective dates or if amended, as of the dates of the amendments, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The Company is subject to the reporting requirements of the 1934 Act.

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g. Absence of Certain Changes. Since December 31, 2023, except as set forth in the SEC Documents, there has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, results of operations, or 1934 Act reporting status of the Company or any of its Subsidiaries.

h. Absence of Litigation. Except as set forth in the SEC Documents, there is no action, suit, claim, proceeding, inquiry or to the Company’s knowledge investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries, or their officers or directors in their capacity as such, that could have a Material Adverse Effect. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

i. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Securities to the Lender. The issuance of the Securities to the Lender will not be integrated with any other issuance of the Company’s securities (past, current or future) for purposes of any shareholder approval provisions applicable to the Company or its securities.

j. No Brokers. Except for Cleathink Capital Securities, the Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

k. No Investment Company. The Company is not, and upon the issuance and sale of the Securities as contemplated by this Agreement will not be an “investment company” required to be registered under the Investment Company Act of 1940 (an “Investment Company”). The Company is not controlled by an Investment Company.

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l. Breach of Representations and Warranties by the Company. If the Company breaches any of the material representations or warranties set forth in this Section 3 which is continuing after the applicable cure period as set forth in the Note, if any, and in addition to any other remedies available to the Lender pursuant to this Agreement, it will be considered an Event of default under Section 4.4 of the Note.

4. COVENANTS.

a. Best Efforts. The Company shall use its reasonable commercial efforts to satisfy timely each of the conditions described in Section 7 of this Agreement.

b. Use of Proceeds. The Company shall use the proceeds for general working capital purposes.

c. Expenses. At the Closing, the Company’s obligation with respect to the transactions contemplated by this Agreement is to reimburse Lender’ expenses shall be $9,000.00 for Lender’s legal fees and due diligence fee.

d. Corporate Existence. So long as the Lender beneficially owns any Note, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company’s assets which would render the Company a “shell company” as such term is defined in Rule 144 promulgated under the 1933 Act.

e. Breach of Covenants. If the Company breaches any of the material covenants set forth in this Section 4, and in addition to any other remedies available to the Lender pursuant to this Agreement which is continuing after the applicable cure period as set forth in the Note, it will be considered an event of default under Section 4.4 of the Note.

f. Failure to Comply with the 1934 Act. So long as the Lender beneficially owns the Note, the Company shall comply with the reporting requirements of the 1934 Act; and the Company shall continue to be subject to the reporting requirements of the 1934 Act.

g. The Lender is Not a “Dealer”. The Lender and the Company to its knowledge, hereby acknowledge and agree that the Lender has not: (i) acted as an underwriter; (ii) acted as a market maker or specialist; (iii) acted as “de facto” market maker; or (iv) conducted any other professional market activities such as providing investment advice, extending credit and lending securities in connection; and thus that the Lender is not a “Dealer” as such term is defined in the 1934 Act.

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5. Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent to issue certificates, registered in the name of the Lender or its nominee, for the shares underlying any conversion of the Note upon default of the Note (the “Conversion Shares”) in such amounts as specified from time to time by the Lender to the Company upon conversion of the Note in accordance with the terms thereof (the “Irrevocable Transfer Agent Instructions”). In the event that the Company proposes to replace its transfer agent, the Company shall provide, prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions in a form as initially delivered pursuant to this Agreement (including but not limited to the provision to irrevocably reserve ordinary shares in the Reserved Amount as such term is defined in the Note) signed by the successor transfer agent to Company and the Company. Prior to registration of the Conversion Shares under the 1933 Act or the date on which the Conversion Shares may be sold pursuant to an exemption from registration, all such certificates shall bear the restrictive legend specified in Section 2(e) of this Agreement. The Company warrants that: (i) no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Note; (ii) it will not direct its transfer agent not to transfer or delay, impair, and/or hinder its transfer agent in transferring (or issuing)(electronically or in certificated form) any certificate for Conversion Shares to be issued to the Lender upon conversion of or otherwise pursuant to the Note as and when required by the Note and this Agreement; and (iii) it will not fail to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any Conversion Shares issued to the Lender upon conversion of or otherwise pursuant to the Note as and when required by the Note and/or this Agreement. If the Lender provides the Company and the Company’s transfer, at the cost of the Lender, with an opinion of counsel in form, substance and scope customary for opinions in comparable transactions, to the effect that a public sale or transfer of such Securities may be made without registration under the 1933 Act, the Company shall permit the transfer, and, in the case of the Conversion Shares, promptly instruct its transfer agent to issue one or more certificates, free from restrictive legend, in such name and in such denominations as specified by the Lender. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Lender, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 may be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section, that the Lender shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate transfer, without the necessity of showing economic loss and without any bond or other security being required.

6. Conditions to the Company’s Obligation to Sell. The obligation of the Company hereunder to issue and sell the Securities to the Lender at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions thereto, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

a. The Lender shall have executed this Agreement and delivered the same to the Company.

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b. The Lender shall have delivered the Purchase Price in accordance with Section 1(b) above.

c. The representations and warranties of the Lender shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Lender shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Lender at or prior to the Closing Date.

d. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

7. Conditions to The Lender’s Obligation to Purchase. The obligation of the Lender hereunder to purchase the Securities at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for the Lender’s sole benefit and may be waived by the Lender at any time in its sole discretion:

a. The Company shall have executed this Agreement and delivered the same to the Lender.

b. The Company shall have delivered to the Lender the duly executed Note, in accordance with Section 1(b) above.

c. The Irrevocable Transfer Agent Instructions, in form and substance satisfactory to the Lender, shall have been delivered to and acknowledged in writing by the Company’s Transfer Agent.

d. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Lender shall have received a certificate or certificates, executed by the chief executive officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Lender including, but not limited to certificates with respect to the Board of Directors’ resolutions relating to the transactions contemplated hereby.

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e. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

f. No event shall have occurred which could reasonably be expected to have a Material Adverse Effect on the Company including but not limited to a change in the 1934 Act reporting status of the Company or the failure of the Company to be timely in its 1934 Act reporting obligations.

8. Governing Law; Miscellaneous.

a. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the Circuit Court of Fairfax County, Virginia or in the Alexandria Division of the United States District Court for the Eastern District of Virginia. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any objection or defense based on lack of jurisdiction or venue or based upon forum non conveniens. The Company and Lender waive trial by jury. The Lender shall be entitled to recover from the Company its reasonable attorney’s fees and costs incurred in connection with or related to any Event of Default by the Company, as defined in Article III of the Note. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement, the Note or any related document or agreement by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

b. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

c. Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

d. Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

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e. Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Lender makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the majority in interest of the Lender.

f. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be as set forth in the heading of this Agreement with a copy by fax only to (which copy shall not constitute notice) to Naidich Wurman LLP, 111 Great Neck Road, Suite 214, Great Neck, NY 11021, Attn: Allison Naidich, facsimile: 516-466-3555, e-mail: allison@nwlaw.com. Each party shall provide notice to the other party of any change in address.

g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor the Lender shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, the Lender may assign its rights hereunder to any person that purchases Securities in a private transaction from the Lender or to any of its “affiliates,” as that term is defined under the 1934 Act, without the consent of the Company.

h. Survival. The representations and warranties of the Company and the agreements and covenants set forth in this Agreement shall survive the closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of the Lender. The Company agrees to indemnify and hold harmless the Lender and all their officers, directors, employees and agents for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

i. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things reasonably necessary, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

j. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

k. Remedies. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Lender by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that the Lender shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the undersigned Lender and the Company have caused this Agreement to be duly executed as of the date first above written.

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY

By:	/s/ Haggai Alon
Haggai Alon
Chief Executive Officer

1800 DIAGONAL LENDING LLC

By:	/s/ Curt Kramer
Curt Kramer
President

Aggregate Principal Amount of Note:	$223,675.00

Original Issue Discount	$29,175.00

Aggregate Purchase Price:	$194,500.00

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Exhibit 10.2

THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

THE ISSUE PRICE OF THIS NOTE IS $223,675.00

THE ORIGINAL ISSUE DISCOUNT IS $29,175.00

Principal Amount: $223,675.00	Issue Date: August 30, 2024
Purchase Price: $194,500.00

PROMISSORY NOTE

FOR VALUE RECEIVED, SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY, a company formed pursuant to the laws of Ireland (hereinafter called the “Borrower”), hereby promises to pay to the order of 1800 DIAGONAL LENDING LLC, a Virginia limited liability company, or registered assigns (the “Holder”) the sum of $223,675.00 together with any interest as set forth herein, on June 30, 2025 (the “Maturity Date”), and to pay interest on the unpaid principal balance hereof from the date hereof (the “Issue Date”) as set forth herein. This Note may not be prepaid in whole or in part except as otherwise explicitly set forth herein. Any amount of principal or interest on this Note which is not paid when due shall bear interest at the rate of twenty two percent (22%) per annum from the due date thereof until the same is paid (“Default Interest”). All payments due hereunder (to the extent not converted into ordinary shares, $0.165 par value per share (the “Ordinary Shares”) in accordance with the terms hereof) shall be made in lawful money of the United States of America. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note. Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in that certain Securities Purchase Agreement dated the date hereof, pursuant to which this Note was originally issued (the “Purchase Agreement”).

This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Borrower and will not impose personal liability upon the holder thereof.

The following terms shall apply to this Note:

Article I. GENERAL TERMS

1.1 Interest. A one-time interest charge of ten percent (10%) (the “Interest Rate”) shall be applied on the Issuance Date to the Principal ($223,675.00 * ten percent (10%) = $22,367.00). Interest hereunder shall be paid as set forth herein to the Holder or its assignee in whose name this Note is registered on the records of the Company regarding registration and transfers of Notes in cash or, in the Event of Default, at the Option of the Holder, converted into share of Ordinary Shares as set forth herein.

1.2 Mandatory Monthly Payments. Accrued, unpaid interest and outstanding principal, subject to adjustment, shall be paid in five (5) payments as follows:

Payment Date	Amount of Payment
February 28, 2025	$123,021.00
March 30, 2025	$30,755.25
April 30, 2025	$30,755.25
May 30, 2025	$30,755.25
June 30, 2025	$30,755.25

(a total payback to the Holder of $246,042.00).

The Company shall have a five (5) day grace period with respect to each payment. The Company has right to prepay in full at any time with no prepayment penalty. All payments shall be made by bank wire transfer to the Holder’s wire instructions, attached hereto as Exhibit A. For the avoidance of doubt, a missed payment shall be considered an Event of Default.

1.3 Prepayment Discount. Notwithstanding anything to the contrary contained in this Note, provided that an Event of Default has not occurred with respect to this Note, at any time during the period set forth on the table immediately following this paragraph (the “Prepayment Period”) or as otherwise agreed to between the Borrower and the Holder, the Borrower shall have the right, exercisable on not more than three (3) Trading Days prior written notice to the Holder of the Note to prepay the outstanding Note (principal and accrued interest), in full, in accordance with this Section 1.3. Any notice of prepayment hereunder (an “Optional Prepayment Notice”) shall be delivered to the Holder of the Note at its registered addresses and shall state: (1) that the Borrower is exercising its right to prepay the Note, and (2) the date of prepayment which shall be not more than three (3) business days from the date of the Optional Prepayment Notice. On the date fixed for prepayment (the “Optional Prepayment Date”), the Borrower shall make payment of the Optional Prepayment Amount (as defined below) to Holder, or upon the direction of the Holder as specified by the Holder in a writing to the Borrower (which shall direction to be sent to Borrower by the Holder at least one (1) business day prior to the Optional Prepayment Date). If the Borrower exercises its right to prepay the Note, the Borrower shall make payment to the Holder of an amount in cash equal to the percentage (“Prepayment Percentage”) as set forth in the table immediately following this paragraph opposite the Prepayment Period, multiplied by the sum of: (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note to the Optional Prepayment Date plus (y) Default Interest, if any (the “Optional Prepayment Amount”).

Prepayment Period	Prepayment Percentage
The period beginning on the Issue Date and ending on the date which is one hundred eighty (180) days following the Issue Date.	98%

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Article II. CERTAIN COVENANTS

2.1 Sale of Assets. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder’s written consent, sell, lease or otherwise dispose of any significant portion of its assets outside the ordinary course of business which would render the Company a “shell company” as such term is defined in Rule 144 as defined herein. .

Article III. EVENTS OF DEFAULT

If any of the following events of default (each, an “Event of Default”) shall occur:

3.1 Failure to Pay Principal and Interest. The Borrower fails to pay the principal hereof or interest thereon when due on this Note, whether at maturity, upon acceleration or otherwise and such breach continues for a period of five (5) days after written notice from the Holder.

3.2 Breach of Covenants. The Borrower breaches any material covenant or other material term or condition contained in this Note and any collateral documents including but not limited to the Purchase Agreement and such breach continues for a period of twenty (20) days after written notice thereof to the Borrower from the Holder.

3.3 Breach of Representations and Warranties. Any representation or warranty of the Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Purchase Agreement), shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Note or the Purchase Agreement.

3.4 Receiver or Trustee. The Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

3.5 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against (and not dismissed in 30 days) the Borrower or any subsidiary of the Borrower.

3.6 Delisting of Ordinary Shares. The Borrower shall fail to maintain the listing of the Ordinary Shares on the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, the American Stock Exchange or equivalent exchange.

3.7 Failure to Comply with the Exchange Act. The Borrower shall fail to comply with the reporting requirements of the Exchange Act; and/or the Borrower shall cease to be subject to the reporting requirements of the Exchange Act.

3.8 Liquidation. Any dissolution, liquidation, or winding up of Borrower or any substantial portion of its business.

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3.9 Cessation of Operations. Any cessation of operations by Borrower or Borrower admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Borrower’s ability to continue as a “going concern” shall not be an admission that the Borrower cannot pay its debts as they become due.

3.10 Financial Statement Restatement. The restatement of any financial statements filed by the Borrower with the SEC at any time after 180 days after the Issuance Date for any date or period until this Note is no longer outstanding, if the result of such restatement would, by comparison to the un-restated financial statement, have constituted a material adverse effect on the rights of the Holder with respect to this Note or the Purchase Agreement.

3.11 Replacement of Transfer Agent. In the event that the Borrower proposes to replace its transfer agent, the Borrower fails to provide, prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions in a form as initially delivered pursuant to the Purchase Agreement (including but not limited to the provision to irrevocably reserve shares of Ordinary Shares in the Reserved Amount) signed by the successor transfer agent to Borrower and the Borrower.

3.12 Cross-Default. Notwithstanding anything to the contrary contained in this Note or the other related or companion documents, a breach or default by the Borrower of any covenant or other term or condition contained in any of the Other Agreements, after the passage of all applicable notice and cure or grace periods, shall, at the option of the Holder, be considered a default under this Note and the Other Agreements, in which event the Holder shall be entitled (but in no event required) to apply all rights and remedies of the Holder under the terms of this Note and the Other Agreements by reason of a default under said Other Agreement or hereunder. “Other Agreements” means, collectively, all agreements and instruments between, among or by: (1) the Borrower, and, or for the benefit of, (2) the Holder and any affiliate of the Holder, including, without limitation, promissory notes; provided, however, the term “Other Agreements” shall not include the related or companion documents to this Note. Each of the loan transactions will be cross-defaulted with each other loan transaction and with all other existing and future debt of Borrower to the Holder.

Upon the occurrence and during the continuation of any Event of Default, the Note shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to 150% times the sum of (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note to the date of payment (the “Mandatory Prepayment Date”) plus (y) Default Interest, if any, on the amounts referred to in clauses (w) and/or (x) plus (z) any amounts owed to the Holder pursuant to Article IV hereof (the then outstanding principal amount of this Note to the date of payment plus the amounts referred to in clauses (x), (y) and (z) shall collectively be known as the “Default Amount”) and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

If the Borrower fails to pay the Default Amount within five (5) business days of written notice that such amount is due and payable, then the Holder shall have the right at any time, to convert the balance owed pursuant to the note including the Default Amount into shares of Ordinary Shares of the Company as set forth herein.

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Article IV. CONVERSION RIGHTS

4.1 Conversion Right. At any time following an Event of Default, the Holder shall have the right, to convert all or any part of the outstanding and unpaid amount of this Note into fully paid and non-assessable shares of Ordinary Shares, as such Ordinary Shares exists on the Issue Date, or any shares of capital stock or other securities of the Borrower into which such Ordinary Shares shall hereafter be changed or reclassified at the conversion price determined as provided herein (a “Conversion”); provided, however, that in no event shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Ordinary Shares beneficially owned by the Holder and its affiliates (other than shares of Ordinary Shares which may be deemed beneficially owned through the ownership of the unconverted portion of the Notes or the unexercised or unconverted portion of any other security of the Borrower subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Ordinary Shares issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Ordinary Shares. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso. The beneficial ownership limitations on conversion as set forth in the section may NOT be waived by the Holder. The number of shares of Ordinary Shares to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit B(the “Notice of Conversion”), delivered to the Borrower by the Holder in accordance with Section 4.4 below; provided that the Notice of Conversion is submitted by facsimile or e-mail (or by other means resulting in, or reasonably expected to result in, notice) to the Borrower before 6:00 p.m., New York, New York time on such conversion date (the “Conversion Date”); however, if the Notice of Conversion is sent after 6:00pm, New York, New York time the Conversion Date shall be the next business day. The term “Conversion Amount” means, with respect to any conversion of this Note, the sum of (1) the principal amount of this Note to be converted in such conversion plus (2) at the Holder’s option, accrued and unpaid interest, if any, on such principal amount at the interest rates provided in this Note to the Conversion Date, plus (3) at the Holder’s option, Default Interest, if any, on the amounts referred to in the immediately preceding clauses (1) and/or (2) plus (4) at the Holder’s option, any amounts owed to the Holder pursuant to Sections 4.4 hereof. Notwithstanding anything in this Agreement to the contrary, and in addition to the limitations set forth herein, if the Borrower has not obtained Shareholder Approval, the Borrower shall not issue a number of shares of Common Stock under this Agreement, which when aggregated with all other securities that are required to be aggregated for purposes of Rule 5635(d), would exceed 19.99% of the shares of Common Stock outstanding as of the date of definitive agreement with respect to the first of such aggregated transactions (the “Conversion Limitation”). For purposes of this section, “Shareholder Approval” means such approval as may be required by the applicable rules and regulations of the Nasdaq Stock Market LLC (or any successor entity) from the shareholders of the Company with respect to the issuance of the shares under this Agreement that, when taken together with any other securities that are required to be aggregated with the issuance of the shares issued under this Agreement for purposes of Rule 5635(d) of the Nasdaq Stock Market LLC (“Rule 5635(d)”), would exceed 19.99% of the issued and outstanding common stock as of the date of definitive agreement with respect to the first of such aggregated transactions. “Principal Market” means the Exchanges, the quotation platforms maintained by the OTC Markets Group) or an equivalent replacement exchange, and all rules and regulations relating to such exchange. Upon the occurrence of an Event of Default pursuant to Section 3.6 hereof, the Conversion Limitation shall no longer apply to limit the issuance of shares in conversion of this Note.

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The Holder shall be entitled to deduct $1,500.00 from the conversion amount in each Notice of Conversion to cover Holder’s deposit fees associated with each Notice of Conversion. Any additional expenses incurred by Holder with respect to the Borrower’s transfer agent, for the issuance of the Common Stock into which this Note is convertible into, shall immediately and automatically be added to the balance of the Note at such time as the expenses are incurred by Holder.

4.2 Conversion Price. The conversion price (the “Conversion Price”) shall mean 75% multiplied by the lowest Trading Price for the Common Stock during the ten (10) Trading Days prior to the Conversion Date (representing a discount rate of 25%) (subject to equitable adjustments by the Borrower relating to the Borrower’s securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). “Trading Price” means, for any security as of any date, the closing bid price on the OTCQB, OTCQX, Pink Sheets electronic quotation system or applicable trading market (the “OTC”) as reported by a reliable reporting service (“Reporting Service”) designated by the Holder (i.e. Bloomberg) or, if the OTC is not the principal trading market for such security, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no closing bid price of such security is available in any of the foregoing manners, the average of the closing bid prices of any market makers for such security that are listed in the “pink sheets”. If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by the Borrower. “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the OTC, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

4.3 Authorized Shares. The Borrower covenants that during the period that the Note is outstanding, the Borrower will reserve from its authorized and unissued Ordinary Shares a sufficient number of shares, free from preemptive rights, to provide for the issuance of Ordinary Shares upon the full conversion of this Note issued pursuant to the Purchase Agreement. The Borrower is required at all times to have authorized and reserved two times the number of shares that is actually issuable upon full conversion of the Note (based on the Conversion Price of the Note in effect from time to time initially 167,946 shares) (the “Reserved Amount”). The Reserved Amount shall be increased from time to time in accordance with the Borrower’s obligations hereunder. The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Borrower shall issue any securities or make any change to its capital structure which would change the number of shares of Ordinary Shares into which the Notes shall be convertible at the then current Conversion Price, the Borrower shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Ordinary Shares authorized and reserved, free from preemptive rights, for conversion of the outstanding Note. The Borrower (i) acknowledges that it has irrevocably instructed its transfer agent to issue certificates for the Ordinary Shares issuable upon conversion of this Note, and (ii) agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Ordinary Shares in accordance with the terms and conditions of this Note.

If, at any time the Borrower does not maintain the Reserved Amount it will be considered an Event of Default under this Note.

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4.4 Method of Conversion.

(a) Mechanics of Conversion. As set forth in Section 4.1 hereof, at any time following an Event of Default, the balance due pursuant to this Note may be converted by the Holder in whole or in part at any time from time to time after the Issue Date, by (A) submitting to the Borrower a Notice of Conversion (by facsimile, e-mail or other reasonable means of communication dispatched on the Conversion Date prior to 6:00 p.m., New York, New York time) and (B) subject to Section 4.4(b), surrendering this Note at the principal office of the Borrower (upon payment in full of any amounts owed hereunder).

(b) Surrender of Note Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Borrower unless the entire unpaid principal amount of this Note is so converted. The Holder and the Borrower shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Borrower, so as not to require physical surrender of this Note upon each such conversion.

(c) Delivery of Ordinary Shares Upon Conversion. Upon receipt by the Borrower from the Holder of a facsimile transmission or e-mail (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 4.4, the Borrower shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the Ordinary Shares issuable upon such conversion within three (3) business days after such receipt (the “Deadline”) (and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender of this Note) in accordance with the terms hereof and the Purchase Agreement. Upon receipt by the Borrower of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Ordinary Shares issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Note shall be reduced to reflect such conversion, and, unless the Borrower defaults on its obligations hereunder, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Ordinary Shares or other securities, cash or other assets, as herein provided, on such conversion. If the Holder shall have given a Notice of Conversion as provided herein, the Borrower’s obligation to issue and deliver the certificates for Ordinary Shares shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Borrower to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Borrower, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to the Holder in connection with such conversion.

(d) Delivery of Ordinary Shares by Electronic Transfer. In lieu of delivering physical certificates representing the Ordinary Shares issuable upon conversion, provided the Borrower is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder and its compliance with the provisions set forth herein, the Borrower shall use its best efforts to cause its transfer agent to electronically transmit the Ordinary Shares issuable upon conversion to the Holder by crediting the account of Holder’s Prime Broker with DTC through its Deposit and Withdrawal at Custodian (“DWAC”) system.

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(e) Failure to Deliver Ordinary Shares Prior to Deadline. Without in any way limiting the Holder’s right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Ordinary Shares issuable upon conversion of this Note is not delivered by the Deadline due to action and/or inaction of the Borrower, the Borrower shall pay to the Holder $2,000 per day in cash, for each day beyond the Deadline that the Borrower fails to deliver such Ordinary Shares (the “Fail to Deliver Fee”); provided; however that the Fail to Deliver Fee shall not be due if the failure is a result of a third party (i.e., transfer agent; and not the result of any failure to pay such transfer agent) despite the best efforts of the Borrower to effect delivery of such Ordinary Shares. Such cash amount shall be paid to Holder by the fifth day of the month following the month in which it has accrued or, at the option of the Holder (by written notice to the Borrower by the first day of the month following the month in which it has accrued), shall be added to the principal amount of this Note, in which event interest shall accrue thereon in accordance with the terms of this Note and such additional principal amount shall be convertible into Ordinary Shares in accordance with the terms of this Note. The Borrower agrees that the right to convert is a valuable right to the Holder. The damages resulting from a failure, attempt to frustrate, interference with such conversion right are difficult if not impossible to qualify. Accordingly, the parties acknowledge that the liquidated damages provision contained in this Section 4.4(e) are justified.

4.5 Concerning the Shares. The shares of Ordinary Shares issuable upon conversion of this Note may not be sold or transferred unless: (i) such shares are sold pursuant to an effective registration statement under the Act or (ii) the Borrower or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration (such as Rule 144 or a successor rule) (“Rule 144”); or (iii) such shares are transferred to an “affiliate” (as defined in Rule 144) of the Borrower who agrees to sell or otherwise transfer the shares only in accordance with this Section 4.5 and who is an Accredited Investor (as defined in the Purchase Agreement).

Any restrictive legend on certificates representing shares of Ordinary Shares issuable upon conversion of this Note shall be removed and the Borrower shall issue to the Holder a new certificate therefore free of any transfer legend if the Borrower or its transfer agent shall have received an opinion of counsel from Holder’s counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that (i) a public sale or transfer of such Ordinary Shares may be made without registration under the Act, which opinion shall be accepted by the Company so that the sale or transfer is effected; or (ii) in the case of the Ordinary Shares issuable upon conversion of this Note, such security is registered for sale by the Holder under an effective registration statement filed under the Act; or otherwise may be sold pursuant to an exemption from registration. In the event that the Company does not reasonably accept the opinion of counsel provided by the Holder with respect to the transfer of Securities pursuant to an exemption from registration (such as Rule 144), it will be considered an Event of Default pursuant to this Note.

4.6 Effect of Certain Events.

(a) Effect of Merger, Consolidation, Etc. At the option of the Holder, the sale, conveyance or disposition of all or substantially all of the assets of the Borrower, the effectuation by the Borrower of a transaction or series of related transactions in which more than 50% of the voting power of the Borrower is disposed of, or the consolidation, merger or other business combination of the Borrower with or into any other Person (as defined below) or Persons when the Borrower is not the survivor shall be deemed to be an Event of Default (as defined in Article III) pursuant to which the Borrower shall be required to pay to the Holder upon the consummation of and as a condition to such transaction an amount equal to the Default Amount (as defined in Article III). “Person” shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

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(b) Adjustment Due to Merger, Consolidation, Etc. If, at any time when this Note is issued and outstanding and prior to conversion of all of the Note, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Ordinary Shares of the Borrower shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Borrower or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Borrower other than in connection with a plan of complete liquidation of the Borrower, then the Holder of this Note shall thereafter have the right to receive upon conversion of this Note, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Ordinary Shares immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. The Borrower shall not affect any transaction described in this Section 4.6(b) unless (a) it first gives, to the extent practicable, ten (10) days prior written notice (but in any event at least five (5) days prior written notice) of the record date of the special meeting of shareholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the Holder shall be entitled to convert this Note) and (b) the resulting successor or acquiring entity (if not the Borrower) assumes by written instrument the obligations of this Note. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

(c) Adjustment Due to Distribution. If the Borrower shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Ordinary Shares as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Borrower’s shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a “Distribution”), then the Holder of this Note shall be entitled, upon any conversion of this Note after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Holder with respect to the shares of Ordinary Shares issuable upon such conversion had such Holder been the holder of such shares of Ordinary Shares on the record date for the determination of shareholders entitled to such Distribution.

Article V. Miscellaneous

5.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

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5.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or electronic mail, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by electronic mail, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Borrower, to:

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY

Mespil Business Centre, Mespil House, Sussex Road

Dublin 4, Ireland, D04 T4A6

Attn: Haggai Alon, Chief Executive Officer

Email: haggai@securitymattersltd.com

If to the Holder:

1800 DIAGONAL LENDING LLC

1800 Diagonal Road, Suite 623

Alexandria VA 22314

Attn: Curt Kramer, President

Email: ckramer@sixthstreetlending.com

5.3 Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument (and the other Notes issued pursuant to the Purchase Agreement) as originally executed, or if later amended or supplemented, then as so amended or supplemented.

5.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. Each transferee of this Note must be an “accredited investor” (as defined in Rule 501(a) of the Securities and Exchange Commission). Notwithstanding anything in this Note to the contrary, this Note may be pledged as collateral in connection with a bona fide margin account or other lending arrangement; and may be assigned by the Holder without the consent of the Borrower.

5.5 Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys’ fees.

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5.6 Governing Law. This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the Circuit Court of Fairfax County, Virginia or in the Alexandria Division of the United States District Court for the Eastern District of Virginia. The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any objection or defense based on lack of jurisdiction or venue or based upon forum non conveniens. The Borrower and Holder waive trial by jury. The Holder shall be entitled to recover from the Borrower its reasonable attorney’s fees and costs incurred in connection with or related to any Event of Default by the Company, as defined in Article III hereof. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof or any agreement delivered in connection herewith. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Note, any agreement or any other document delivered in connection with this Note by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

5.7 Purchase Agreement. By its acceptance of this Note, each party agrees to be bound by the applicable terms of the Purchase Agreement.

5.8 Remedies. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

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IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer this on August 30, 2024

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY

By:	/s/ Haggai Alon
Haggai Alon
Chief Executive Officer

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EXHIBIT A – WIRE INSTRUCTIONS

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EXHIBIT B — NOTICE OF CONVERSION

The undersigned hereby elects to convert $_________________ principal amount of the Note (defined below) into that number of shares of Ordinary Shares to be issued pursuant to the conversion of the Note (“Ordinary Shares”) as set forth below, of SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY, a Ireland corporation (the “Borrower”) according to the conditions of the convertible note of the Borrower dated as of August 30, 2024 (the “Note”), as of the date written below. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

Box Checked as to applicable instructions:

☐	The Borrower shall electronically transmit the Ordinary Shares issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DWAC Transfer”).

Name of DTC Prime Broker:
Account Number:

☐	The undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Ordinary Shares set forth below (which numbers are based on the Holder’s calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Date of conversion:	______________
Applicable Conversion Price:	$_____________
Number of shares of Ordinary Shares to be issued pursuant to conversion of the Notes:	______________
Amount of Principal Balance due remaining under the Note after this conversion:	______________

1800 DIAGONAL LENDING LLC

By:
Name:	Curt Kramer
Title:	Presdient
Date:

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Exhibit 10.3

SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT dated as of September 4, 2024 (this “Agreement”), entered by SMX (Security Matters) PLC an Irish public limited company with registered number 722009, having its registered office at Mespil Business Centre, Mespil House, Sussex Road, Dublin 4, Ireland, D04 T4A6, (the “Corporation”) and PMB Partners LP, a limited partnership incorporated under the laws of Ontario, Canada with domicile in 22 Adelaide Street West, Suite 3400, Toronto, Ontario, Canada, M5H 4ES, as (the “Investor”).

WITNESSETH

WHEREAS, on May 10th, 2022, Security Matters Limited, PTY, an Australian subsidiary of the Corporation (“SML”), and the Investor executed a Placement Confirmation Letter, in which the Investor made a $690,200 AUD investment for 833,333 SML shares and was granted certain claw-back rights (the “Claw-Back Rights”). In March 2023, the 833,333 SML shares were converted into 81,355 ordinary shares of the Corporation (the “Ordinary Shares”), on a 1:10.243 conversion, and by June 29, 2023, through a reverse split of 22:1, those Ordinary Shares were converted into 3,655 Ordinary Shares of SMX. The 3,655 shares have subsequently been converted into 48 Ordinary Shares through the Corporation’s 75:1 reverse stock split in July 2024 (the “Original Shares”).

WHEREAS, the Corporation and the Investor executed a Letter of Intent on July 10, 2024 (the “Letter of Intent”) in which, among other transactions, the parties agreed upon the issuance by the Corporation to the Investor of 51,809 (originally 3,885,715 as contemplated by the Letter of Intent, before taking into account the Corporation’s 75:1 reverse stock split which was also contemplated by the Letter of Intent) Ordinary Shares (the “Additional Shares”) in consideration for the Investor (i) entering into the transactions set forth in such Letter of Intent, (ii) irrevocably waiving the Claw-Back Rights effective on and as of the date of the Letter of Intent, and (iii) the release of certain shares issued by True Gold Consortium Pty Ltd and granted as collateral to the Investor, (the “Issuance of Additional Shares”).

WHEREAS, the Additional Shares were issued to the Investor pursuant to the terms of the Letter of Intent in July 2024, prior to the date of this Agreement.

WHEREAS, the Company and the Investor hereby agree to enter into this Agreement, in part, to memorialize the Issuance of Additional Shares, notwithstanding that the Letter of Intent specifically provided that the Letter of Intent shall have the effect of a subscription agreement.

NOW, THEREFORE, in consideration of the premises, covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Corporation and the Investor hereby agree as follows:

1. Subscription of Shares. The Investor hereby agrees to subscribe 51,809 (fifty-one thousand eight hundred and nine) Ordinary Shares, which the parties hereto acknowledge and agree were previously issued to the Investor. The Company hereby accepts as consideration for the issuance of the Additional Shares (“Consideration for the Additional Shares”):

(i)	the payment by the Investor of the par value of the Additional Shares at $0.165, for a total amount of US$113.98 (One Hundred and Thirteen Dollars and Ninety-Eight Cents)
(ii)	the waiver and release granted in Section 2 and
(iii)	the cancellation of the collateral over certain shares issued by True Gold Consortium Pty Ltd as described in Section 3 below.

Upon subscription of the Additional Shares, such Additional Shares plus the Original Shares shall represent approximately 7% (seven percent) of each of the Ordinary Shares, issued and outstanding of the Corporation.

2. Waiver and Release. In consideration of the Issuance of Additional Shares, the Investor, on its own behalf and on behalf of its representatives, successors, officers, directors, affiliates, parents, subsidiaries and assigns (the “Investor Releasing Parties”) hereby releases, waives and forever discharges the Corporation of and from any and all actions, causes of action, suits, losses, damages, liabilities, costs, expenses, judgments, claims and demands, of every kind and nature whatsoever, whether now known or unknown, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, in law or equity, which any of such Investor Releasing Parties ever had, now have, or hereafter may have against the Corporation exclusively arising from (a) the Claw-Back Rights granted to the Investor and (b) the Collateral Shares and the liens referred to in Section 3 below, in each case from the beginning of time through the date of this Agreement.

3. Termination of Shares Pledge. In further consideration of the issuance of the Additional Shares, the Investor hereby releases and cancels any liens over the shares of True Gold Consortium Pty Ltd (“True Gold”) (the “Collateral Shares”) granted as a collateral under the Specific Security Deed executed by and between the Investor as a secured party and Security Matters Limited as a Grantor on December 20, 2022, and hereby release and deliver the Collateral Shares to the Corporation free of any liens or other encumbrances whatsoever.

4. Headings. Sections used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

5. Governing Law. This Agreement shall be governed by laws of New York, New York, United States of America.

6. Jurisdiction and Venue. For all matters related to the interpretation and performance of the obligations set for in this Agreement, the parties hereto expressly submit themselves to exclusive jurisdiction of the competent courts siting in the city of New York, New York, United States of America. Each Party to this is Agreement hereby knowingly, voluntarily and intentionally waives any right it may have to a trial by jury of any claim, demand or cause of action under or in connection with this Agreement.

7. Notices. All communications and notices provided for hereunder shall be in writing and shall be personally delivered, delivered by internationally recognized courier service, or telefaxed (with a confirmation copy by internationally recognized courier service),

To the Corporation:	SMX (Security Matters) PLC

Mespil Business Centre, Mespil House, Sussex Road

Dublin 4, Ireland, D04 T4A6

Attention: Haggai Alon, CEO

Email: haggai@securitymattersltd.com

With a copy (which is not deemed notice but without which notice is not deemed to have been given) by email only to:

Doron Afik, Esq.

doron@afiklaw.com

To the Investor:	PMB Partners, LP

22 Adelaide Street West, Suite 3400

Toronto, Ontario, Canada. M5H 4E3.

Attention: Alberto Morales

Email: amorales@centriumx.com

With a copy (which is not deemed notice but without which notice is not deemed to have been given) by email only to:

Melissa Terui mterui@centriumx.com

and

Miriam Diaz de Leon mdiaz@centriumx.com

Except as otherwise specified herein, all notices shall be deemed duly given on the date following the date of receipt.

6. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

7. Amendment. None of the terms or provisions of this Agreement may be amended, supplemented or otherwise modified without the consent of each of the parties hereto.

8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors (whether by merger, consolidation, exchange of securities, acquisition of assets or otherwise). No party hereto may assign its rights and obligations hereunder, and any such purported assignment in contravention of this Section 8 shall be null and void, unless consented to in writing by the other party hereto.

9. Definitive Agreement. This Agreement is a “Definitive Agreement” as defined in and contemplated by the Letter of Intent.

10. Representations and Warranties of the Corporation. The Corporation represents and warrants to the Investor effective as of the date hereof as follows:

(a) Due Organization. The Corporation is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

(b) Due Authorization; Binding Agreement; No Conflicts. The Corporation has full right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by the Corporation and (assuming due authorization, execution and delivery by the Investor) constitutes the valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law). Neither this Agreement nor the consummation of the transactions contemplated hereby will violate, conflict with or result in a breach of or default under (i) the certificate of incorporation or bylaws of the Corporation, (ii) any agreement or instrument to which the Corporation is a party or by which the Corporation or any of its assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Corporation.

11. Representations and Warranties of Investor. The Investor hereby represents and warrants to the Corporation as of the date hereof as follows:

(a) Due Organization. The Investor is duly organized and validly existing under the laws of the jurisdiction of its organization.

(b) Due Authorization; Binding Agreement. The Investor has full right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by the investor and (assuming due authorization, execution and delivery by the Corporation) constitutes the valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

(c) The Investor is an “accredited investor” as defined in Rule 501(a) of Regulation D, promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and either alone or with its representatives has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the transactions contemplated hereby.

(e) The Investor is acquiring the Additional Shares for its own account for investment purposes only and not with a present view to, or for resale in connection with, any distribution thereof, or any direct or indirect participation in any such distribution, in whole or in part, within the meaning of the Securities Act. No arrangement exists between the Investor or its affiliates and any other person regarding the resale or distribution of the Additional Shares. The Investor understands that the right to transfer the Additional Shares is not permitted absent registration under the Securities Act or an exemption therefrom.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the individuals whose names appear below and by the duly authorized representatives of each party hereto as of the date first above written.

THE INVESTOR:

PMB PARTNERS, LP

By:	/s/ Alberto J. Morales Martínez
Name:	Alberto J. Morales Martínez
Title:	Authorized signatory

THE CORPORATION:

SMX (SECURITY MATTERS) PLC

By:	/s/ Haggai Alon
Name:	Haggai Alon
Title:

Exhibit 10.4

NOTES EXCHANGE AGREEMENT

This notes exchange agreement (the “Agreement”) dated as of September 4, 2024 between SMX (Security Matters) PLC (the “Corporation”), an Irish public limited company number 722009, of Mespil Business Centre, Mespil House, Sussex Road, Dublin 4, Ireland, D04 T4A6, and PMB Partners LP, a limited partnership established under the laws of Canada (“PMB”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to those terms in the LOI (as defined below).

RECITALS

WHEREAS, the Corporation and PMB are parties to that Letter of Intent dated July 10, 2024 (the “LOI”), which LOI provides, in part, that the parties thereto (a) shall restructure the Total Outstanding Debt and (b) will enter into a definitive agreement to memorialize such restructuring; and

WHEREAS, in furtherance of the LOI, PMB and the Corporation hereby wish to exchange a US$1,000,000 Senior Secured Note due May 31st, 2024 issued by the Corporation in favor of PMB (as amended, the “Original Note”) for (i) a US$800,000.00 convertible note to be issued by the Corporation in favor of PMB with a due date December 31, 2024 (the “Convertible Note”) and (ii) a US$500,000.00 note to be issued by the Corporation in favor of PMB with a due date December 31, 2024 (the “New Note”), with the consideration being said exchange (the “Transaction”);

WHEREAS the outstanding balance under the Original Note to date is US$1,300,000;

NOW THEREFORE in consideration of the mutual covenants contained herein (the receipt and adequacy of which are acknowledged), the Corporation and PMB (each a “Party” and collectively the “Parties”) agree as follows:

1.	Note Exchange. Contemporaneously with the execution and delivery of this Agreement, the Parties shall effectuate the Transaction in the following manner: (a) the Corporation shall issue and deliver to PMB (i) the Convertible Note, pursuant the form attached in Annex “A” of this Agreement and (ii) the New Note, pursuant the form attached in Annex “B” of this Agreement and (b) PMB shall deliver and assign to the Corporation the Original Note. Subject to the terms and conditions of this Agreement, the Original Note is hereby sold, assigned, conveyed, surrendered, delivered and otherwise transferred to the Corporation, free and clear of all charges, liens, pledges or other encumbrances and rights of others, other than pursuant to applicable securities laws (“Liens”). In exchange for the sale, assignment, conveyance, surrender, delivery and transfer of the Original Note as provided herein, the Corporation hereby sells, conveys and delivers to PMB, the Convertible Note and the New Note, free and clear of all Liens. Upon the date hereof and subject to the other terms and conditions of this Agreement, PMB shall not have any interest in or title to the Original Note. Upon such deliveries, the Original Note and the rights, covenants, agreements and obligations of the Parties thereunder or contemplated thereby will terminate and be of no further force and effect, all of the obligations of the Corporation under the Original Note will thereupon be released, extinguished and terminated, and PMB shall irrevocably relinquish any right or interest that it or its affiliates may have had, may have or may acquire in the future with respect to the Original Note, including, but not limited to, the right to receive any payments under the Original Note.

2.	Representations and Warranties of the Corporation. The Corporation represents and warrants to PMB effective as of the date hereof as follows:

(a)	Due Organization. The Corporation is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

(b)	Due Authorization; Binding Agreement; No Conflicts. The Corporation has full right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by the Corporation and (assuming due authorization, execution and delivery by PMB) constitutes the valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law). Neither this Agreement nor the consummation of the Transaction will violate, conflict with or result in a breach of or default under (i) the certificate of incorporation or bylaws of the Corporation, (ii) any agreement or instrument to which the Corporation is a party or by which the Corporation or any of its assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Corporation.

(c)	Validity of the Convertible Note. The Convertible Note issued pursuant to this Agreement, when delivered in exchange for the Original Note in accordance with this Agreement, will be the valid and binding obligations of the Corporation enforceable against the Corporation in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

(d)	Validity of the New Note. The New Note issued pursuant to this Agreement, when delivered in exchange for the Original Note in accordance with this Agreement, will be the valid and binding obligations of the Corporation enforceable against the Corporation in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

3.	Representations and Warranties of PMB. PMB hereby represents and warrants to the Corporation as of the date hereof as follows:

(a)	Due Organization. PMB is duly organized and validly existing under the laws of the jurisdiction of its organization.

(b)	Due Authorization; Binding Agreement. PMB has full right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by PMB and (assuming due authorization, execution and delivery by the Corporation) constitutes the valid and binding obligation of PMB enforceable against PMB in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

(c)	Ownership of the Original Note. PMB is, and at all times since December 20, 2022 been, the beneficial and record owner of the Original Note, free and clear of any Liens that would prevent PMB’s compliance with its obligations hereunder.

(d)	PMB is an “accredited investor” as defined in Rule 501(a) of Regulation D, promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and either alone or with its representatives has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the Transaction.

(e)	PMB is acquiring the Convertible Note and the New Note for its own account for investment purposes only and not with a present view to, or for resale in connection with, any distribution thereof, or any direct or indirect participation in any such distribution, in whole or in part, within the meaning of the Securities Act. No arrangement exists between PMB or its affiliates and any other person regarding the resale or distribution of the Convertible Note or the New Note. PMB understands that the right to transfer the Convertible Note and the New Note is not permitted absent registration under the Securities Act or an exemption therefrom.

4.	General Provisions.

(a)	Closing. The closing of the transactions contemplated by this Agreement shall occur simultaneously with the execution and delivery of this Agreement.

(b)	Amendments, Etc. No amendment, modification, termination, or waiver of any provision of this Agreement, and no consent to any departure by PMB or the Corporation from any provision of this Agreement, shall be effective unless it shall be in writing and signed and delivered by the party sought to be bound, and then it shall be effective only in the specific instance and for the specific purpose for which it is given.

(c)	Disclosure. Nothing contained in this Agreement shall be construed to limit the Corporation or PMB from making such disclosures as may be required by law.

(d)	Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the Corporation at Mespil Business Centre, Mespil House, Sussex Road, Dublin 4, Ireland, D04 T4A6and to PMB at 22 Adelaide Street West Toronto, Ontario M5H4E3, Canada (or at such other address for a party as shall be specified by like notice).

(e)	Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

(f)	Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

(g)	Entire Agreement. This Agreement and the other agreements, documents and instruments referred to herein or contemplated hereby embodies the entire agreement and understanding of PMB and the Corporation with respect to the subject matter hereof and thereof, and supersedes all prior agreements or understandings, with respect to the subject matter of this Agreement.

(h)	Specific Performance; Enforcement. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore, each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled at law or in equity. The parties agree that they shall be entitled to enforce specifically the terms and provisions of this Agreement in addition to any other remedy to which they may entitled at law or in equity. In addition, each of the parties hereto (i) agrees that any action related to or arising out of this Agreement or any of the transactions contemplated hereby shall be brought in the United States District Court sitting in the city of New York, State of New York, (ii) consents to the personal jurisdiction in the court listed in subsection (i) hereof in the event any action related to or arising out of this Agreement or any of the transactions contemplated hereby is brought, (iii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iv) consents to service of process in the manner set forth in paragraph 4(d) of this Agreement in connection with any action related to or arising out of this Agreement or any of the transactions contemplated hereby and (v) waives any right to trial by jury in any action related to or arising out of this Agreement or any of the transactions contemplated hereby.

(j)	Expenses. All fees and expenses with respect to the negotiation of this Agreement and the consummation of the transactions contemplated hereby shall be borne by the party incurring such fees and expenses.

5.	Counterparts. This Agreement may be executed in counterparts (including electronic signature or digitally via PDF), each of which so executed shall be deemed an original, and all of which shall constitute one and the same instrument. It is agreed by the Parties that, notwithstanding the use herein of the words “writing,” “execution,” “signed,” “signature,” or other words of similar import, the Parties intend that the use of electronic signatures and the keeping of records in electronic form be granted the same legal effect, validity or enforceability as a signature affixed by hand or the use of a paper-based record keeping system.

6.	Definitive Agreement. This Agreement is a “Definitive Agreement” as defined in and contemplated by the LOI.

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IN WITNESS WHEREOF the Parties have executed this Agreement, as defined above, as of the date first written above.

SMX (Security Matters) PLC

Per:	/s/ Haggai Alon
Name:
Title:

PMB PARTNERS LP

Per:	/s/ Alberto Morales
Name:	Alberto Morales
Title:	Authorized Signatory

Annex “A”

Form of the Convertible Note

Annex “B”

Form of the New Note

Exhibit 10.5

SHARE EXCHANGE AGREEMENT

This share exchange agreement (the “Agreement”) dated as of September 4, 2024, by and between SMX (Security Matters) PLC (the “Corporation”), an Irish public limited company number 722009, of Mespil Business Centre, Mespil House, Sussex Road, Dublin 4, Ireland, D04 T4A6, and PMB Partners LP, a limited partnership established under the laws of Canada (the “Shareholder”).

RECITALS

WHEREAS, the Corporation and the Shareholder are parties to that Letter of Intent dated July 10, 2024 (the “LOI”), which LOI provides, in part, that (a) the parties thereto shall exchange the Shareholder Shares (as defined below) in True Gold (as defined below), for 2,183,682 (pre-reverse split) Ordinary Shares (as defined below) and (b) the parties thereto will enter into a definitive agreement to memorialize such exchange; and

WHEREAS, in furtherance of the LOI, the Corporation and the Shareholder hereby wish to exchange 11,833 shares in the capital of True Gold Consortium Pty Ltd., an Australian company (“True Gold”), held by the Shareholder (the “Shareholder Shares”) for 29,115 (originally 2,183,682 before taking into account the Corporation’s 75:1 reverse stock split) ordinary shares, par value $0.165 per share (the “Ordinary Shares”), in the capital of the Corporation, with the consideration being said exchange (the “Transaction”);

NOW THEREFORE in consideration of the mutual covenants contained herein (the receipt and adequacy of which are acknowledged), the Corporation and the Shareholder (each a “Party” and collectively the “Parties”) agree as follows:

1.	Consideration. The aggregate consideration for the Transaction shall be the exchange of the Shareholder Shares for the Ordinary Shares. Subject to the terms and conditions of this Agreement, the Shareholder Shares are hereby sold, assigned, conveyed, delivered and otherwise transferred to the Corporation, free and clear of all Liens (as defined below). In exchange for the sale, assignment, conveyance, delivery and transfer of the Shareholder Shares as provided herein, the Corporation hereby sells, conveys and delivers to the Shareholder, the Ordinary Shares, free and clear of all Liens. Upon the date hereof and subject to the other terms and conditions of this Agreement, the Shareholder shall not have any interest in or title to the Shareholder Shares.

2.	Representations and Warranties of Shareholder. The Shareholder hereby represents and warrants to the Corporation that: (i) the Shareholder Shares are beneficially and of record owned by Shareholder with good title thereto, free and clear of all charges, liens, pledges or other encumbrances and rights of others, other than pursuant to applicable securities laws (“Liens”), (ii) the Shareholder has full rights, power and authority to sell, transfer and deliver the Shareholder Shares to the Corporation, and (iii) his ownership interest in True Gold is less than 10% and qualifies as a portfolio interest under Australian tax law.

3.	Representations and Warranties of the Corporation. The Corporation hereby represents and warrants to the Shareholder that:

(a)	the Corporation confirms that it has been advised to consult its own legal and financial advisors with respect to the suitability of the sale of the Ordinary Shares, and the entirety of the tax consequences associated with such sale of the Ordinary Shares.

(b)	the Corporation confirms that True Gold does not own any real estate property in Australia.

4.	Representations and Warranties of Shareholder. The Shareholder hereby represents and warrants to the Corporation that:

(a)	the Shareholder confirms that it has been advised to consult its own legal and financial advisors with respect to the suitability of the sale of the Shareholder Shares, and the entirety of the tax consequences associated with such sale of the Shareholder Shares, taking in consideration the representations made by the Corporation.

(b)	The Shareholder is an “accredited investor” as defined in Rule 501(a) of Regulation D, promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and either alone or with its representatives has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the Transaction.

(c)	The Shareholder is acquiring the Ordinary Shares for its own account for investment purposes only and not with a present view to, or for resale in connection with, any distribution thereof, or any direct or indirect participation in any such distribution, in whole or in part, within the meaning of the Securities Act. No arrangement exists between the Shareholder or its affiliates and any other person regarding the resale or distribution of the Ordinary Shares. The Shareholder understands that the right to transfer the Ordinary Shares is not permitted absent registration under the Securities Act or an exemption therefrom. The Corporation shall register for resale the Ordinary Shares.

5.	Delivery of Share Certificates. The Shareholder hereby agrees and undertakes to (a) deliver the certificate(s) representing the Shareholder Shares with a duly executed stock power evidencing the transfer, or an Affidavit of Lost Stock Certificate in customary form and substance reasonably agreeable to the Corporation, (b) deliver a certificate of incumbency issued by an officer or director of True Gold acknowledging title of the Corporation in the Shareholder Shares as of the date hereof, and (c) agree to request True Gold for the issuance of all certificates relating to the Shareholder Shares to the Corporation within 2 business days of execution of this Agreement, at which time the Ordinary Shares shall be issued to the Shareholder by the Corporation.

6.	Tax provisions. In accordance with the representations made by the Parties under this Agreement, the share exchange of the Shareholder Shares, is not considered Taxable Australian Property for this transaction, and is not subject to the Foreign Resident Capital Gains Withholding.

7.	Successors in Interest. This Agreement shall enure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns.

8.	Assignment. This Agreement and the rights and obligations hereunder may not be assigned by either Party without the express prior written consent of the other Party.

9.	Further Assurances. The Parties covenant and agree to do such things and to execute such further documents as may be deemed necessary or advisable from time to time in order to carry out the terms and conditions of this Agreement in accordance with their true intent.

10.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, United States of America, applicable therein.

11.	Counterparts. This Agreement may be executed in counterparts (including electronic signature or digitally via PDF), each of which so executed shall be deemed an original, and all of which shall constitute one and the same instrument. It is agreed by the Parties that, notwithstanding the use herein of the words “writing,” “execution,” “signed,” “signature,” or other words of similar import, the Parties intend that the use of electronic signatures and the keeping of records in electronic form be granted the same legal effect, validity or enforceability as a signature affixed by hand or the use of a paper-based record keeping system.

12.	Definitive Agreement. This Agreement is a “Definitive Agreement” as defined in and contemplated by the LOI.

13.	Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

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IN WITNESS WHEREOF the Parties have executed this Agreement, as defined above, as of the date first written above.

SMX (Security Matters) PLC

Per:	/s/ Haggai Alon
Name:	Haggai Alon
Title:
CEO

PMB PARTNERS LP

Per:	/s/ Alberto Morales
Name:	Alberto Morales
Title:	Authorized Signatory

AGREED TO AND ACCEPTED:

trueGold Consortium Pty Ltd.

Per:	/s/ Haggai Alon
Name:
Title:

Exhibit 10.6

THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

Principal Amount: US$800,000.00	Issue Date: September 4, 2024

PROMISSORY NOTE

FOR VALUE RECEIVED, SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY, an Ireland public limited company (hereinafter called the “Borrower”) and SECURITY MATTERS PTY LTD. (“SML” or the “Obligor”) a private wholly-owned subsidiary of the Borrower, incorporated under the laws of Australia, hereby promise to pay to the order of PMB PARTNERS, LP, a Canadian limited partnership or registered assigns (the “Holder”) the sum of Eight Hundred Thousand United States Dollars (US$800,000.00) together with interest (the “Interest”) on the principal balance hereof, on December 31st, 2024 (the “Maturity Date”), in the amount of fifteen percent (15%) (the “Ordinary Interest Rate”) per calendar year from the date hereof (the “Issue Date”) and as may be set forth herein, and in event of default, the amount of twenty percent (20%) (the “Penalty Interest Rate”). This Note may be prepaid in whole or in part without penalty provided the payments to the Holder hereunder are of at least US$10,000.00 or its multiples. All payments due hereunder (to the extent not converted into up to 76,190 ordinary shares (originally 5,714,285 before taking into account the Corporation’s 75:1 reverse stock split), $0.165 par value per share (the “Ordinary Shares”) in accordance with the terms hereof) shall be made in lawful money of the United States of America. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note. Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in a certain Letter of Intent dated July 10, 2024, pursuant to which this Note was originally issued (the “Letter of Intent”).

This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Borrower and will not impose personal liability upon the Holder thereof.

The following terms shall apply to this Note:

Article I. CERTAIN COVENANTS

1.1 Repayment Upon Debt Incurrence or Equity Raise. Upon any raising of debt or equity in an amount equal to or in excess US$10,000,000.00 in the aggregate, in one or more occasions from the date hereof, the Borrower will repay this Note, in principal plus interest, from the proceeds.

1.2 Sale of Assets. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder’s written consent, sell, lease or otherwise dispose of any significant portion of its assets outside the ordinary course of business. Any consent to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition.

1.3 Definitive Agreements. Borrower undertakes to comply with all its obligations and covenants under the Definitive Agreements, as defined in the Letter of Intent.

1.4 Payment Guarantee. The Borrower and the Obligor (collectively, the “Responsible Entities”) shall jointly, severally, absolutely, unconditionally and irrevocably guarantee for the benefit of the Holder, at any time and from time to time, full payment (including any related interest and taxes thereunder) of all amounts that any of the Responsible Entities is or shall become obligated to pay, or be responsible or liable for, in accordance with the terms and conditions under this Note, in favor of the Holder, including any and all amounts arising from the failure of any Responsible Entity to carry out or satisfy any representation, warranty, covenant or obligation under this Note, or any Liability by reason of any of the above not being or ceasing to be valid, legal or enforceable as aforesaid on any grounds whether known or unknown to the Holder (including all reasonable legal and other costs and expenses incurred by the Holder in connection with enforcing, or attempting to enforce, its rights under this Note (the “Guaranteed Obligations”); provided, however, that in no event shall the Holder be able to obtain duplicative payment or recovery for the same claim from Responsible Entities.

(a) This guarantee is a guaranty of payment and not of collection. If any Responsible Entity fails to timely pay any Guaranteed Obligation, in whole or in part, pursuant to the terms and conditions under this Note, then the other Responsible Entity shall, within thirty (30) Business Days of receipt of a Valid Demand by the Holder, make the payment for any such Guaranteed Obligations, or otherwise cause the same to be paid, whether or not the Holder has attempted to enforce any rights against the Responsible Entities or any other Person. All payments shall be made by wire transfer of immediately available funds to the account provided by the Holder for such purpose in the Valid Demand.

(b) Principal Debtors. The obligations and liabilities of the Responsible Entities with regards to the Guaranteed Obligations under Section 1.4 will be primary, direct, independent and immediate obligations and shall in no way be affected, limited, reduced, impaired, modified, released or terminated, and may be enforced against the Responsible Entities irrespective of:

(i) any present or future guarantee, indemnity, mortgage, charge or other security or right or remedy held by or available to the Holder being or becoming wholly or in part void, voidable or unenforceable on any ground whatsoever or by the Holder from time to time dealing with, varying, realizing, releasing or failing to perfect or enforce any of the same;

(ii) any voluntary or involuntary change, restructuring or termination of the corporate structure or existence of, or the bankruptcy, insolvency, dissolution, reorganization, moratorium, liquidation or similar proceeding involving the Borrower and/or the Obligor;

(iii) any change in the organizational documents of any Responsible Entity; or

(iv) any other event or circumstance (with or without notice to or knowledge of the Borrower or the Obligor) which might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety, whether similar or dissimilar to any of the foregoing.

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(c) Additional Obligations. As an original and independent obligation, if this Note or any provision hereof, or any representation, warranty, covenant, obligation or liability of the Borrower under this Note, is not, or ceases to be, legal, valid, or enforceable on any ground whatsoever (whether or not known to the Holder), including, but not limited to, any defect in or want of powers of any Responsible Entity or irregular exercise thereof or lack of authority by any person apparently authorized to act on behalf of the Responsible Entities, or any legal or other limitation, disability or incapacity affecting directly or indirectly, any Responsible Entity, or this Note, or any such representation, warranty, covenant, obligation or liability thereunder expressed to be assumed or owed by any Responsible Entity, being or becoming void, voidable, unenforceable, invalid, rescinded, declared fraudulent, set aside or ineffective against such Responsible Entity, the other Responsible Entities, to the extent practicable, shall nevertheless be liable in respect of that purported representation, warranty, covenant, obligation or liability as if the same were fully legal, valid and enforceable subject to the terms of this Section 1.4.

(d) Valid Demand. The Responsible Entities shall only be liable to pay under this Section 1.4 if they receive from the Holder a demand in writing accompanied with an statement setting out with reasonable detail to the extent information is available the payment obligation which the Borrower has defaulted under this Note and a good faith calculation of the amount owing by such Responsible Entity and under demand, and delivered or sent pursuant to Section 4.2 (a “Valid Demand”); provided that such information may be updated or adjusted by the Holder from time to time.

Article II. EVENTS OF DEFAULT

2.1 Events of Default. The occurrence of any of the following events shall be an “Event of Default” under this Note: any default in the payment of (1) the principal amount hereunder when due and payable; (2) interest on, or liquidated damages in respect of, this Note, as and when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise); (3) Borrower’s dissolution or termination of existence, or discontinuance of a material portion of such entity’s business operations; (4) the appointment of a receiver for any material part or all of the property of such entity; (5) an assignment for the benefit of creditors by the Borrower; (6) the commencement of any proceeding under any bankruptcy or insolvency laws by or against the Borrower, which results in the entry of an order for relief or which remains undismissed, undischarged or unbonded for a period of 60 days or more; and (7) material breach of any representations and/or covenants in this Note that are not cured within thirty (30) days.

2.2 Upon the occurrence and during the continuation of any Event of Default, the Note shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, the then outstanding principal amount of this Note plus accrued and unpaid Ordinary Interest on the unpaid principal amount of this Note to the date of payment (the “Mandatory Prepayment Date”) (all collectively known as the “Default Amount”) and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

2.3 If the Borrower fails to pay the Default Amount within five (5) business days of written notice that such amount is due and payable, then the Default Interest will begin to accrue until the full and complete payment of the Default Amount, and the Holder shall have the right at any time, to convert the balance owed pursuant to the note including the Default Amount into Ordinary Shares of the Borrower at the Conversion Price (as defined below).

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Article III. CONVERSION RIGHTS

3.1 Conversion Right. The Borrower shall have the right to convert all or any part of the outstanding and unpaid amount of this Note into fully paid and non-assessable Ordinary Shares, as such Ordinary Shares exists on the Issue Date, or any shares of capital stock or other securities of the Borrower into which such Ordinary Shares shall hereafter be changed or reclassified at the conversion price determined as provided herein (a “Conversion”); provided, however, that in no event shall the Borrower be entitled to convert any portion of this Note if such conversion would result in beneficial ownership by the Holder and its affiliates of more than 19.7% of the total of all votes capable of being cast in a general meeting of the Borrower at any time when conversion is intended to be exercised, beneficial ownership being calculated as the sum of (1) the number of Ordinary Shares beneficially owned by the Holder and its affiliates (other than shares of Ordinary Shares which may be deemed beneficially owned through the ownership of the unconverted portion of the Note or the unexercised or unconverted portion of any other security of the Borrower subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of Ordinary Shares issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made. The beneficial ownership limitations on conversion as set forth in the section may NOT be waived by the Holder. The number of Ordinary Shares to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion (the “Notice of Conversion”), delivered to the Holder by the Borrower in accordance with Section 4.2 below. The term “Conversion Amount” means, with respect to any conversion of this Note, the sum of the principal amount of this Note to be converted in such conversion plus accrued and unpaid interest on such principal amount to the Conversion Date. Notwithstanding anything in this Agreement to the contrary, and in addition to the limitations set forth herein, the Borrower shall not issue a number of Ordinary Shares under this Note, which when aggregated with all other securities that are required to be aggregated for purposes of Rule 5635(d) of the Nasdaq Listing Rules, would exceed 19.99% of the Ordinary Shares outstanding as of the date of definitive agreement with respect to the first of such aggregated transactions.

3.2 Conversion Price. The conversion price (the “Conversion Price”) shall mean a price per share of US$10.5 (subject to equitable adjustments by the Borrower relating to the Borrower’s securities, combinations, recapitalization, reclassifications, splits, consolidations, extraordinary distributions and similar events).

3.3 Authorized Shares. The Borrower covenants that during the period that the Note is outstanding, the Borrower will reserve from its authorized and unissued Ordinary Shares a sufficient number of shares, free from preemptive rights, to provide for the issuance of Ordinary Shares upon the full conversion of this Note (the “Reserved Amount”). The Reserved Amount shall be increased from time to time in accordance with the Borrower’s obligations hereunder. The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Borrower shall issue any securities or make any change to its capital structure which would change the number of Ordinary Shares into which the Note shall be convertible at the then current Conversion Price, the Borrower shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Ordinary Shares authorized and reserved, free from preemptive rights, for conversion of the outstanding Note. The Borrower agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Ordinary Shares in accordance with the terms and conditions of this Note.

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3.4 Method of Conversion.

(a) Mechanics of Conversion. As set forth in Section 3.4 hereof, at any time provided the Borrower has not incurred an Event of Default pursuant to this Note, the balance due pursuant to this Note may be converted by the Borrower in whole or in part at any time from time to time, by submitting to the Holder a Notice of Conversion.

(b) Notice of Conversion. The Notice of Conversion shall be submitted by Borrower to the Holder (by e-mail or other reasonable means of communication dispatched on the Conversion Date) and shall include (1) a Book Entry Account Statement issued by the Borrower with the number of Ordinary Shares issued in favor of the Holder, and (2) a Secretary Certificate that the total shareholdings of the Holder will not cause Holder to hold shares conferring in excess of 19.7% of the total of all votes capable of being cast in a general meeting of the Borrower after giving proforma compliance to the requested Conversion.

(c) Surrender of Note Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Borrower unless the entire unpaid principal amount of this Note is so converted. The Holder and the Borrower shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Borrower, so as not to require physical surrender of this Note upon each such conversion.

(d) Delivery of Ordinary Shares Upon Conversion. Upon receipt by the Borrower from the Holder of an e-mail (or other reasonable means of communication) of the acceptance of a Notice of Conversion meeting the requirements for conversion as provided in this Article III (which acceptance shall be required by the Holder if the Borrower is not in an Event of Default), the Borrower shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates (or evidence of book entry) for the Ordinary Shares issuable upon such conversion within three (3) business days after such receipt (the “Deadline”) (and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender of this Note) in accordance with the terms hereof. Upon receipt by the Borrower of the Holder’s acceptance of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Ordinary Shares issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Note shall be reduced to reflect such conversion, and all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Ordinary Shares or other securities, cash or other assets, as herein provided, on such conversion. If the Holder shall have given an acceptance of a Notice of Conversion as provided herein, the Borrower’s obligation to issue and deliver the certificates (or evidence of book entry) for Ordinary Shares shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Borrower to the Holder, or any setoff, counterclaim, recoupment, limitation or termination, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to the Holder in connection with such conversion.

(e) Delivery of Ordinary Shares by Electronic Transfer. In lieu of delivering physical certificates representing the Ordinary Shares issuable upon conversion, provided the Borrower is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder and its compliance with the provisions set forth herein, the Borrower shall use its best efforts to cause its transfer agent to electronically transmit the Ordinary Shares issuable upon conversion to the Holder by crediting the account of Holder’s Prime Broker with DTC through its Deposit and Withdrawal at Custodian (“DWAC”) system.

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3.5 Concerning the Shares. The Ordinary Shares issuable upon conversion of this Note may not be sold or transferred unless: (i) such shares are sold pursuant to an effective registration statement under the Act or (ii) the Borrower or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration (such as Rule 144 or a successor rule) (“Rule 144”); or (iii) such shares are transferred to an “affiliate” (as defined in Rule 144) of the Holder who agrees to sell or otherwise transfer the shares only in accordance with this Section 3.5 and who is an Accredited Investor (as defined below).

Any restrictive legend on certificates representing Ordinary Shares issuable upon conversion of this Note shall be removed and the Borrower shall issue to the Holder a new certificate therefore free of any transfer legend if the Borrower or its transfer agent shall have received an opinion of counsel from Holder’s counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that (i) a public sale or transfer of such Ordinary Shares may be made without registration under the Act, which opinion if reasonable shall be accepted by the Borrower so that the sale or transfer is effected; or (ii) in the case of the Ordinary Shares issuable upon conversion of this Note, such security is registered for sale by the Holder under an effective registration statement filed under the Act; or otherwise may be sold pursuant to an exemption from registration. In the event that the Borrower does not reasonably accept the opinion of counsel provided by the Holder with respect to the transfer of Securities pursuant to an exemption from registration (such as Rule 144), it will be considered an Event of Default pursuant to this Note.

3.6 Effect of Certain Events.

(a) Effect of Merger, Consolidation, Etc. At the option of the Holder, the sale, conveyance or disposition of all or substantially all of the assets of the Borrower, the effectuation by the Borrower of a transaction or series of related transactions in which more than 50% of the voting power of the Borrower is disposed of, or the consolidation, merger or other business combination of the Borrower with or into any other Person (as defined below) or Persons when the Borrower is not the survivor shall be deemed to be an Event of Default (as defined in Article II) pursuant to which the Borrower shall be required to pay to the Holder upon the consummation of and as a condition to such transaction an amount equal to the Default Amount (as defined in such Article II). “Person” shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

(b) Adjustment Due to Merger, Consolidation, Etc. If, at any time when this Note is issued and outstanding and prior to conversion of all of the Note, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which Ordinary Shares of the Borrower shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Borrower or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Borrower other than in connection with a plan of complete liquidation of the Borrower, then the Holder of this Note shall thereafter have the right to receive upon conversion of this Note, upon the basis and upon the terms and conditions specified herein and in lieu of the Ordinary Shares immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. The Borrower shall not affect any transaction described in this Section 3.6(b) unless (a) it first gives, to the extent practicable, ten (10) days prior written notice (but in any event at least five (5) days prior written notice) of the record date of the special meeting of shareholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the Holder shall be entitled to convert this Note) and (b) the resulting successor or acquiring entity (if not the Borrower) assumes by written instrument the obligations of this Note. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

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Article IV. Miscellaneous

4.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or electronic mail, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by electronic mail, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Borrower, to:

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY

Mespil Business Centre, Mespil House, Sussex Road

Dublin 4, Ireland, D04 T4A6

Attn: Haggai Alon, Chief Executive Officer

Email: haggai@securitymattersltd.com

If to the Holder:

PMB Partners, LP

22 Adelaide Street West, Suite 3400

Toronto, Ontario, Canada, M5H 4E3.

Attention: Alberto Morales

Email: amorales@centriumx.com

7

With a copy (which is not deemed notice but without which notice is not deemed to have been given) by email only to :

Melissa Terui mterui@centriumx.com

and

Miriam Diaz de Leon: mdiaz@centriumx.com

4.3 Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns and shall inure to be the benefit of the Holder and its successors and assigns. Each transferee of this Note must be an “accredited investor” (as defined in Rule 501(a) of the Securities and Exchange Commission; “Accredited Investor”). Notwithstanding anything in this Note to the contrary, this Note may be pledged as collateral in connection with a bona fide margin account or other lending arrangement; and may be assigned by the Holder without the consent of the Borrower.

4.5 Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys’ fees.

4.6 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the federal or state courts located in the County, City and State of New York. The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any objection or defense based on lack of jurisdiction or venue or based upon forum non conveniens. The Borrower and Holder waive trial by jury. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof or any agreement delivered in connection herewith. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Note, any agreement or any other document delivered in connection with this Note by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

4.7 Remedies. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

8

IN WITNESS WHEREOF, Borrower and Obligor have caused this Note to be signed in their name by its duly authorized officer on the Issue Date set forth above.

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY

By:	/s/ Haggai Alon
Name:	Haggai Alon
Title:	Chief Executive Officer

SECURITY MATTERS PTY LTD.

By:	/s/ Haggai Alon
Name:
Title:

9

Exhibit 10.7

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.

SMX (Security Matters) PLC and Security Matters PTY Ltd.

Senior Promissory Note

due December 31, 2024

Dated: September 4, 2024	USD 500,000

For value received, SMX (Security Matters) PLC (“SMX” or the “Maker”), an Irish Corporation number 722009 and Security Matters PTY Ltd. (“SML” or the “Obligor”) a private wholly-owned subsidiary of SMX, incorporated under the laws of Australia, with corporate number ACN 626 192 998, (collectively the “Makers”), hereby promise to pay to the order of PMB Partners LP (together with its successors and assigns, “PMB” or the “Holder”), in accordance with the terms hereinafter provided, the, principal amount of USD 500,000 (Five Hundred Thousand and no/100 USD), together with interest thereon.

All payments under or pursuant to this Senior Promissory Note (this “Note”) shall be made in United States Dollars in immediately available funds to the Holder at the address the Holder may designate from time to time in writing to the Makers or by wire transfer of funds to the Holder’s account, instructions for which are attached hereto as Exhibit A. The outstanding principal balance of this Note shall be due and payable on December 31, 2024 (the “Maturity Date”), or at such earlier time as provided herein.

ARTICLE I

1.1 Definitions. As used in this Senior Secured Promissory Note, the following terms shall have the respective definitions set forth in this Section 1.1.

“Exchange Agreement” is defined in Section 1.2.

“Business Day” shall mean any day other than a Saturday, Sunday or a public holiday under the laws of the State of New York.

“Change in Control” will be deemed to exist if (i) there occurs any consolidation, merger or other business combination of the Maker, with or into any other corporation or other entity or person (whether or not the Maker is the surviving corporation), or any other corporate reorganization or transaction or series of related transactions in which in any of such events the voting stockholders of the Company prior to such event cease to own 50% or more of the voting power, or corresponding voting equity interests, of the surviving corporation after such event (including without limitation any “going private” transaction under Rule 13e-3 promulgated pursuant to the Exchange Act or tender offer by the Company under Rule 13e-4 promulgated pursuant to the Exchange Act for 50% or more of the SMX’s Ordinary Shares), (ii) any person (as defined in Section 13(d), or similar securities laws of the applicable jurisdictions, of the Securities Exchange Act of 1934, as amended), together with its affiliates and associates (as such terms are defined in Rule 405 under the Act), beneficially owns or is deemed to beneficially own (as described in Rule 13d-3 under the Exchange Act without regard to the 60-day exercise period) in excess of 50% of the Company’s voting power, (iii) there is a replacement of more than one-half of the members of the Company’s Board of Directors which is not approved by those individuals who are members of the Company’s Board of Directors immediately prior to such replacement, (iv) in one or a series of related transactions, there is a sale or transfer of all or substantially all of the assets of the Company, determined on a consolidated basis; provided, however, that it shall not be deemed a Change in Control if any of clauses (i) – (iv) are triggered as a result of the sale for cash of Maker’s securities for the purposes of raising capital or the conversion or exercise of any outstanding convertible securities of Maker that are or were issued for purposes of raising capital..

“Definitive Agreements” means the Subscription Agreement, the New Note and the Convertible Note, and the Share Exchange Agreement, as defined in the Letter of Intent.

“Events of Default” is defined in Section 4.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Holder” is defined in the Preamble.

“IFRS” means the International Financial Reporting Standards as promulgated as of the applicable date by the International Accounting Standards Board.

“Letter of Intent” means the Letter of Intent executed between PMB and SMX on July 10, 2024.

“Maker” is defined in the Preamble.

“Maturity Date” is defined in the Preamble.

“Note” is defined in the Preamble.

“Ordinary Shares” means the ordinary shares of the Company, with a nominal value of US$0.165 per share, and any securities into which such ordinary shares may hereafter be reclassified.

“Restricted Payments” is defined in Section 3.1(b).

1.2 Note Exchange Agreement. This Note has been executed and delivered pursuant to the Note Exchange Agreement, dated as at September 4, 2024 (as the same may be amended from time to time, the “Exchange Agreement”), by and among the Maker and the Holder. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Exchange Agreement (in the case of any contradiction between this Note and the Exchange Agreement, this Note shall govern).

1.3 Interest. Interest on the outstanding principal amount of this Note shall be a simple interest of 15% per annum, payable on the Maturity Date. Notwithstanding the previous sentence, in the case of an Event of Default the Interest shall be increased to 20% per annum, as of such event.

1.4 Payment of Principal. All outstanding principal under this Note shall be repaid on the earlier of:

(a) Maturity Date; or

(b) Upon the occurrence of a Change in Control of the Maker.

(c) In the event that the principal or any part thereof is not repaid together with the interest due on the due date for payment as set out above, the Holder shall, without notice or demand, be entitled to exercise its rights under and in accordance with this Note and the applicable law.

1.5 Payment on Non-Business Days. Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York (each day other than any such day, a “Business Day”), such payment may be due on the next succeeding Business Day and such next succeeding Business Day shall be included in the calculation of the amount of accrued interest payable on such date.

1.6 Manner of Payment. Payments in respect of this Note shall be made by wire transfer of immediately available funds to the account designated by Holder from time to time.

1.7 Transfer. This Note may not be transferred or sold.

1.8 Replacement. Upon receipt of a duly executed, notarized and unsecured written statement from the Holder with respect to the loss, theft or destruction of this Note (or any replacement hereof) and a standard indemnity, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Makers shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

1.9 Intentionally Omitted.

1.10 Senior Status of Note. The obligations of the Maker under the Note shall be pari passu to all other senior indebtedness of the Maker and senior to all subordinated indebtedness of the Maker, in all cases outstanding as of the date of the execution of this Note. Upon any Event of Default, the Holder will be entitled to receive, before any distribution or payment is made upon, or set apart with respect to, any indebtedness of the Maker junior to the Note, an amount equal to the principal amount plus all accrued and unpaid interest thereon and any and all other amounts due hereunder.

1.11 Payment Guarantee. SMX and SML (collectively, the “Responsible Entities”) shall jointly, severally, absolutely, unconditionally and irrevocably guarantee for the benefit of the Holder, at any time and from time to time, full payment (including any related interest and taxes thereunder) of all amounts that any of the Responsible Entities is or shall become obligated to pay, or be responsible or liable for, in accordance with the terms and conditions under this Note, in favor of the Holder, including any and all amounts arising from the failure of any Responsible Entity to carry out or satisfy any representation, warranty, covenant or obligation under this Note, or any Liability by reason of any of the above not being or ceasing to be valid, legal or enforceable as aforesaid on any grounds whether known or unknown to the Holder (including all reasonable legal and other costs and expenses incurred by the Holder in connection with enforcing, or attempting to enforce, its rights under this Note (the “Guaranteed Obligations”); provided, however, that in no event shall the Holder be able to obtain duplicative payment or recovery for the same claim from Responsible Entities.

1.11.1 This guarantee is a guaranty of payment and not of collection. If any Responsible Entity fails to timely pay any Guaranteed Obligation, in whole or in part, pursuant to the terms and conditions under this Note, then the other Responsible Entity shall, within thirty (30) Business Days of receipt of a Valid Demand by the Holder, make the payment for any such Guaranteed Obligations, or otherwise cause the same to be paid, whether or not the Holder has attempted to enforce any rights against the Responsible Entities or any other Person. All payments shall be made by wire transfer of immediately available funds to the account provided by the Holder for such purpose in the Valid Demand.

1.11.2 Principal Debtors. The obligations and liabilities of the Responsible Entities with regards to the Guaranteed Obligations under Section 1.11.1 will be primary, direct, independent and immediate obligations and shall in no way be affected, limited, reduced, impaired, modified, released or terminated, and may be enforced against the Responsible Entities irrespective of:

(a) any present or future guarantee, indemnity, mortgage, charge or other security or right or remedy held by or available to the Holder being or becoming wholly or in part void, voidable or unenforceable on any ground whatsoever or by the Holder from time to time dealing with, varying, realizing, releasing or failing to perfect or enforce any of the same;

(b) any voluntary or involuntary change, restructuring or termination of the corporate structure or existence of, or the bankruptcy, insolvency, dissolution, reorganization, moratorium, liquidation or similar proceeding involving the Maker and/or the Obligor;

(c) any change in the organizational documents of any Responsible Entity; or

(d) any other event or circumstance (with or without notice to or knowledge of the Maker or the Obligor) which might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety, whether similar or dissimilar to any of the foregoing.

1.11.3 Additional Obligations. As an original and independent obligation, if this Note or any provision hereof, or any representation, warranty, covenant, obligation or liability of the Maker under this Note, is not, or ceases to be, legal, valid, or enforceable on any ground whatsoever (whether or not known to the Holder), including, but not limited to, any defect in or want of powers of any Responsible Entity or irregular exercise thereof or lack of authority by any person apparently authorized to act on behalf of the Responsible Entities, or any legal or other limitation, disability or incapacity affecting directly or indirectly, any Responsible Entity, or this Note, or any such representation, warranty, covenant, obligation or liability thereunder expressed to be assumed or owed by any Responsible Entity, being or becoming void, voidable, unenforceable, invalid, rescinded, declared fraudulent, set aside or ineffective against such Responsible Entity, the other Responsible Entities, to the extent practicable, shall nevertheless be liable in respect of that purported representation, warranty, covenant, obligation or liability as if the same were fully legal, valid and enforceable subject to the terms of this Section 1.11.

1.11.4 Valid Demand. The Responsible Entities shall only be liable to pay under this Section 1.11 if they receive from the Holder a demand in writing accompanied with an statement setting out with reasonable detail to the extent information is available the payment obligation which the Maker has defaulted under this Note and a good faith calculation of the amount owing by such Responsible Entity and under demand, and delivered or sent pursuant to Section 4.1 (a “Valid Demand”); provided that such information may be updated or adjusted by the Holder from time to time.

Article 2

2.1 Events of Default. The occurrence of any of the following events shall be an “Event of Default” under this Note: any default in the payment of (1) the principal amount hereunder when due and payable; (2) interest on, or liquidated damages in respect of, this Note, as and when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise); (3) SMX’s dissolution or termination of existence, or discontinuance of a material portion of such entity’s business operations; (4) the appointment of a receiver for any material part or all of the property of such entity; (5) an assignment for the benefit of creditors by the Maker; (6) the commencement of any proceeding under any bankruptcy or insolvency laws by or against Maker, which results in the entry of an order for relief or which remains undismissed, undischarged or unbonded for a period of 60 days or more; and (7) material breach of any covenants in this Note that are not cured within thirty (30) days.

2.2 Remedies Upon an Event of Default. Upon the occurrence of any Event of Default, the Maker shall, as promptly as possible but in any event within three (3) Business Day of the occurrence of such Event of Default, notify the Holder of the occurrence of such Event of Default, describing the event or factual situation giving rise to the Event of Default and specifying the relevant subsection or subsections of Section 2.1 hereof under which such Event of Default has occurred. If an Event of Default shall have occurred and shall be continuing, the Holder of this Note may at any time declare the entire unpaid principal balance of this Note, together with all interest accrued hereon, due and payable, and thereupon, the same shall be accelerated and so due and payable, without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Maker. No course of delay on the part of the Holder shall operate as a waiver thereof or otherwise prejudice the rights of the Holder. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law or in equity.

Article 3

3.1 Covenants. For so long as any Note is outstanding:

(a) Restricted Payments. The Maker shall not declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any capital stock or equivalent interest (or any right or option to purchase any of the foregoing), whether in cash or property or obligations of the Maker (collectively, “Restricted Payments”).

(b) Notice of Negotiations. Subject to applicable law, rules, and regulations and the Holder entering into a confidentiality agreement in form and substance agreeable to Maker, the Maker shall give the Holder prompt written notice upon entering into any negotiations related to a transaction that is reasonably likely to result in a Change of Control. Without limiting the generality of the foregoing, but subject to applicable law, rules and regulations and the Holder entering into a confidentiality agreement in form and substance agreeable to Maker, the Maker shall give the Holder written notice of its intent to enter into an agreement that would result in a Change of Control no later than ten days prior to the execution of any such agreement.

(c) Legal Fees. The Maker shall indemnify and hold harmless the Holder for up to US$35,000 of adverse tax consequences incurred by the Holder resulting from the negotiation, execution and completion of this Note and the other Definitive Agreements, and acknowledges and agrees that it shall pay upon demand all costs and charges incurred by or on behalf of the Holder in respect of any enforcement of the Note, as may be required by the Holder from time to time. Holder shall add it to, so that any and all of such amount become part of the principal amount owed under the Note as if it had been advanced by the Holder to the Makers hereunder.

Article 4

4.1 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective upon hand delivery, by telecopy, facsimile or electronic transmission to the address(es) or number set forth below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received), or by electronic transmission when sent by sender or on the second Business Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

If to Makers:

Mespil Business Centre, Mespil House,

Sussex Road, Dublin 4, Ireland, D04 T4A6

Attention: Haggai Alon

Email: haggai@securitymattersltd.com

With a copy to (which shall not constitute notice):

Afik & Co.

103 Hahashmonaim Street

Tel Aviv, Israel

Attention: Doron Afik

Email: doron@afiklaw.com

If to Holder:

PMB Partners LP

22 Adelaide Street West

Toronto, Ontario M5H4E3, Canada

Attention: Alberto Morales

Email: amorales@centriumx.com

With a copy to (which shall not constitute notice):

Melissa Terui mterui@centriumx.com

and

Miriam Diaz de Leon

mdiaz@centriumx.com

4.2 Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

4.3 Headings. Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

4.4 Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit Holder’s right to pursue actual damages for any failure by the Maker to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Maker (or the performance thereof). The Maker acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach would be inadequate. Therefore the Maker agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

4.5 Enforcement Expenses. The Maker agrees to pay all costs and expenses of enforcement of this Note and all costs and expenses incurred during any workout, restructuring or negotiations in respect of this Note, including, without limitation, reasonable attorneys’ fees and expenses.

4.6 Binding Effect. The obligations of the Maker, the Obligor and the Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms herein.

4.7 Amendments. No provision of this Note may be modified or amended other than by a written instrument signed by the Maker, the Obligor and the Holder.

4.8 Compliance with Securities Laws. The Holder of this Note acknowledges that this Note is being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder shall not offer, sell or otherwise dispose of this Note in violation of securities laws (it being understood and agreed that Holder shall be permitted to transfer this Note to any affiliate thereof in its sole discretion). This Note and any Note issued in substitution or replacement therefor shall be stamped or imprinted with a legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.”

4.9 Successors and Assigns. The provisions of this Note shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Maker may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of Holder (and any attempted assignment or transfer by the Maker without such consent shall be null and void) and (ii) the Holder may not assign or otherwise transfer its rights or obligations hereunder without the prior written consent of the Maker (and any attempted assignment or transfer by the Holder without such consent shall be null and void); provided that the Holder may assign or otherwise transfer its rights or obligations hereunder in its sole discretion without the prior written consent of the Maker in the case of any assignment or transfer to an affiliate of the Holder.

4.10 Consent to Jurisdiction. Each of the Maker, the Obligor, and the Holder (i) hereby irrevocably submit to the exclusive jurisdiction of the United States District Court sitting in the city of New York, State of New York for the purposes of any suit, action or proceeding arising out of or relating to this Note and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Maker, the Obligor, and the Holder consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 4.10 shall affect or limit any right to serve process in any other manner permitted by law. Each of the Maker, the Obligor, and the Holder hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to this Note shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party

4.11 Parties in Interest. This Note shall be binding upon, inure to the benefit of and be enforceable by the Maker, the Holder and their respective successors and permitted assigns.

4.12 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

4.13 Maker Waivers, Dispute Resolution. Except as otherwise specifically provided herein, the Maker and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Maker liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

(a) No delay or omission on the part of the Holder in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Holder, nor shall any waiver by the Holder of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

(b) THE MAKER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

4.14 Definitive Agreement. This Note is the “New Note” and is a “Definitive Agreement” as defined in and contemplated by The Letter of Intent.

4.15 Entire Agreement. This Note and the other agreements, documents and instruments referred to herein or contemplated hereby embodies the entire agreement and understanding of the Holder and Maker with respect to the subject matter hereof and thereof, and supersedes all prior agreements or understandings, with respect to the subject matter of this Agreement. To the extent of any inconsistency between this Note and the description and terms of the New Note in the Letter of Intent, this Note shall govern.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Note to be duly executed by their respective authorized officers as of the date first above written.

SMX (Security Matters) PLC

By:	/s/ Haggai Alon
Name:
Title:

Security Matters PTY Ltd.

By:	/s/ Haggai Alon
Name:
Title:

PMB Partners LP

By:	/s/ Alberto Morales
Name:	Alberto Morales
Title:	Authorized Signatory

Exhibit A

WIRE INSTRUCTIONS FOR PAYMENT OF NOTE TO HOLDER

Payee: PMB Partners, LP

Bank: Scotiabank

Address: 40 King Street West, 1st Mezzanine South, Toronto, Ontario, M5W 2X6

Bank No.: 002

Account No.: 38836 00734 15

Account Name: U.S. Dollar Business Account